UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 16, 2013

CVR Refining, LP

(Exact name of Registrant as specified in its charter)

Delaware	001-35781	37-1702463
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

2277 Plaza Drive, Suite 500 Sugar Land, Texas 77479
(Address of principal executive offices)

(281) 207-3200

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

Underwriting Agreement

On January 16, 2013, CVR Refining, LP (the “Partnership”) entered into an Underwriting Agreement by and among the Partnership, CVR Refining GP, LLC, the general partner of the Partnership (the “General Partner”), CVR Refining Holdings, LLC (“CVR Refining Holdings”) and Coffeyville Resources, LLC (“Coffeyville Resources”), on one hand, and Credit Suisse Securities (USA), LLC and Citigroup Global Markets, Inc., as representatives of the several underwriters named therein (the “Underwriters”), on the other hand, relating to the sale of common units representing limited partner interests in the Partnership (the “Common Units”). The Underwriting Agreement provides for the offer and sale (the “Offering”) by the Partnership, and purchase by the Underwriters, of 24,000,000 Common Units (the “Firm Units”) including 4,000,000 Firm Units sold to Icahn Enterprises Holdings L.P. (“IEP Holdings”), an affiliate of Icahn Enterprises, L.P. (“Icahn Enterprises”) at a price of $25.00 per Common Unit. The per Common Unit purchase price, net of discounts, commissions and structuring fees, of $23.50 excludes the Firm Units purchased by IEP Holdings, for which the underwriters did not receive such discounts, commissions or structuring fees. Pursuant to the Underwriting Agreement, the Partnership also granted the Underwriters a 30-day option to purchase up to an additional 3,600,000 Common Units. The material terms of the Offering are described in the prospectus, dated January 16, 2013 (the “Prospectus”), filed by the Partnership with the Securities and Exchange Commission (the “Commission”) on January 18, 2013, pursuant to Rule 424(b) under the Securities Act of 1933, as amended (the “Securities Act”). The Offering is registered with the Commission pursuant to a Registration Statement on Form S-1, as amended (File No. 333-184200), initially filed by the Partnership on October 1, 2013, and a Registration Statement on Form S-1 (File No. 333-186066), as filed by the Partnership on January 16, 2013, pursuant to Rule 462(b) of the Securities Act.

The Underwriting Agreement contains customary representations and warranties, agreements and obligations, conditions to closing and termination provisions. The Partnership, the General Partner, CVR Refining Holdings and Coffeyville Resources have agreed to indemnify the Underwriters against certain liabilities, including liabilities under the Securities Act, and to contribute to payments the Underwriters may be required to make because of any of those liabilities.

The Offering of the Firm Units closed on January 23, 2013, and the Partnership received proceeds from the Offering of approximately $569 million (net of underwriting discounts, structuring fees, estimated offering expenses and expense reimbursements).

The foregoing description is qualified in its entirety by reference to the full text of the Underwriting Agreement, which is attached as Exhibit 1.1 to this Current Report on Form 8-K and incorporated in this Item 1.01 by reference.

Reorganization Agreement

On January 16, 2013, the Partnership entered into a reorganization agreement (the “Reorganization Agreement”) by and among the Partnership, the General Partner, CVR Refining Holdings and CVR Refining Holdings Sub, LLC (“CVR Refining Holdings Sub”), whereby CVR Refining Holdings agreed to contribute, if necessary, an amount of cash such that the Partnership would have approximately $340 million of cash on hand at the closing of the Offering (excluding cash to be used to repurchase the 10.875% Senior Secured Notes due 2017 issued by Coffeyville Resources) and the Partnership agreed, if it had cash in excess of such amount, to distribute an amount of cash equal to such excess to CVR Refining Holdings.

In addition, pursuant to the Reorganization Agreement, the Partnership agreed (i) to issue, immediately prior to the closing of the Offering, 119,988,000 Common Units to CVR Refining Holdings and 12,000 Common Units to CVR Refining Holdings Sub; and (ii) to issue any Common Units not purchased by the Underwriters pursuant to their option to purchase additional Common Units and to distribute the net proceeds (after deducting discounts and commissions) from any exercise of such option to CVR Refining Holdings.

The foregoing description is qualified in its entirety by reference to the full text of the Reorganization Agreement, which is attached as Exhibit 10.1 to this Current Report on Form 8-K and incorporated in this Item 1.01 by reference.

Long-Term Incentive Plan

On January 16, 2013, the board of directors of the General Partner adopted the CVR Refining, LP Long-Term Incentive Plan (the “LTIP”) for the employees, consultants and directors of the General Partner and its affiliates who perform services for the Partnership. The LTIP allows (as determined by the board of directors of our general partner or an alternative committee appointed by the board of our general partner (as described below)) for the provision of grants of (1) unit options, (2) unit appreciation rights, (3) restricted units, (4) phantom units, (5) unit awards, (6) substitute awards, (7) other unit-based awards, (8) cash awards, (9) performance awards, and (10) distribution equivalent rights.

The foregoing description is qualified in its entirety by reference to the full text of the LTIP, which is attached as Exhibit 10.2 to this Current Report on Form 8-K and incorporated in this Item 1.01 by reference.

Relationships

Each of the General Partner, CVR Refining Holdings and CVR Refining Holdings Sub is an indirect wholly owned subsidiary of CVR Energy, Inc. (“CVR Energy”). As a result, certain individuals, including officers and directors of the General Partner or CVR Energy, serve as officers and/or directors of more than one of such other entities.

Certain of the Underwriters and their affiliates have in the past, and may in the future, perform investment banking, commercial banking, advisory and other services for the Partnership and its affiliates from time to time for which they have received, and may in the future receive, customary fees and expenses.

As more fully described in the section “Certain Relationships and Related Party Transactions” of the Prospectus, which is incorporated herein by reference, following this Offering, CVR Energy will indirectly own approximately 83.7% of the Partnership’s outstanding Common Units, assuming no exercise of the Underwriters’ option to purchase additional Common Units (or 81.3% of the outstanding Common Units if the Underwriters exercise their option to purchase additional Common Units in full). The General Partner owns a non-economic general partner interest in the Partnership. In addition, IEP Holdings will own approximately 2.7% of the Partnership’s outstanding Common Units following the Offering. Icahn Enterprises is the majority stockholder of CVR Energy.

Item 3.02	Unregistered Sale of Equity Securities.

The description of the issuance of Common Units to CVR Refining Holdings and CVR Refining Holdings Sub in exchange for their existing limited partner interests pursuant to the Reorganization Agreement described above under Item 1.01 is incorporated in this Item 3.02 by reference. The foregoing transactions were undertaken in reliance upon the exemption from the registration requirements of the Securities Act contained in Section 4(2) thereof.

Item 3.03	Material Modification of Rights of Security Holders.

The description of the Reorganization Agreement above under Item 1.01 and attached hereto as Exhibit 10.1 is incorporated in this Item 3.03 by reference.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; appointment of certain Officers; Compensatory Arrangements of Certain Officers.

Effective January 16, 2013, Carl C. Icahn, Daniel A. Ninivaggi, SungHwan Cho, Glenn R. Zander, Jon R. Whitney, Keith Cozza and Kenneth Shea were appointed to the board of directors of the General Partner. Simultaneous with their respective appointments (i) Messrs. Zander, Whitney and Shea each were appointed to the Audit Committee and Conflicts Committee; (ii) Mr. Ninivaggi was appointed to the Compensation Committee, along with existing directors Vincent J. Intrieri and Samuel Merksamer; and (iii) Messrs. Whitney and Cozza were each appointed to the Environmental Health and Safety Committee, along with existing director Stanley A. Riemann.

Messrs. Icahn, Ninivaggi, Cho, Cozza, Intrieri and Merksamer are each affiliated with Icahn Enterprises GP, Inc., the general partner of Icahn Enterprises, the indirect owner of approximately 82% of CVR Energy’s common stock and will be the indirect owner of approximately 83.7% of the Partnership’s outstanding Common Units, including the Common Units owned of record by Refining Holdings and Refining Holdings Sub, assuming no exercise of the Underwriters’ option to purchase additional Common Units (or 81.3% of the outstanding Common Units if the Underwriters exercise their option to purchase additional Common Units in full). There are no understandings or arrangements between the appointed directors and any other person pursuant to which they were elected to serve as members of the Board. For more information about the relationship between the Partnership, the General Partner, CVR Energy and Icahn Enterprises, see “Certain Relationships and Related Party Transactions” in the Prospectus.

The description of the LTIP above under Item 1.01 and attached hereto as Exhibit 10.2 is incorporated in this Item 5.02 by reference.

Item 7.01.	Regulation FD Disclosure.

On January 23, 2013, the Partnership issued a press release announcing the closing of its initial public offering, which is attached as Exhibit 99.1 to this Current Report on Form 8-K and incorporated in this Item 7.01 by reference. In accordance with General Instruction B.2 of Form 8-K, the information set forth in this Item 7.01 is deemed to be furnished and shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description of the Exhibit
1.1	Underwriting Agreement, dated as of January 16, 2013, by and among CVR Refining, LP, CVR Refining GP, LLC, CVR Refining Holdings, LLC, Coffeyville Resources, LLC and Credit Suisse Securities (USA), LLC and Citigroup Global Markets, Inc.

10.1	Reorganization Agreement, dated as of January 16, 2013, by and among CVR Refining, LP, CVR Refining GP, LLC, CVR Refining Holdings, LLC and CVR Refining Holdings Sub, LLC

10.2	CVR Refining, LP Long-Term Incentive Plan

99.1	Press Release, dated January 23, 2013.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CVR REFINING, LP

	By:	CVR Refining GP, LLC,
its general partner

Date: January 23, 2013	By:	/s/ Susan M. Ball
Susan M. Ball
Chief Financial Officer and Treasurer

EXHIBIT INDEX

Exhibit Number	Description of the Exhibit
1.1	Underwriting Agreement, dated as of January 16, 2013, by and among CVR Refining, LP, CVR Refining GP, LLC, CVR Refining Holdings, LLC, Coffeyville Resources, LLC and Credit Suisse Securities (USA), LLC and Citigroup Global Markets, Inc.

10.1	Reorganization Agreement, dated as of January 16, 2013, by and among CVR Refining, LP, CVR Refining GP, LLC, CVR Refining Holdings, LLC and CVR Refining Holdings Sub, LLC

10.2	CVR Refining, LP Long-Term Incentive Plan

99.1	Press Release, dated January 23, 2013.